Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Simulations Plus, Inc. on Form S-8 (Nos. 333-142882 and 333-197681) of our report dated November 18, 2015 with respect to the financial statements of Simulations Plus, Inc. as of and for the years ended August 31, 2015 and 2014 included in this Annual Report on Form 10-K of Simulations Plus, Inc. for the fiscal year ended August 31, 2015.

          /s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

November 18, 2015